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                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of Securities Exchange Act of 1934, Steel Dynamics, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 24, 1997

                                          STEEL DYNAMICS, INC.

                                          By:   /s/ TRACY L. SHELLABARGER
                                            ------------------------------------
                                            TRACY L. SHELLABARGER
                                            VICE PRESIDENT AND CHIEF FINANCIAL
                                              OFFICER
                                            (Principal Financial and Accounting
                                              Officer
                                            and Duly Authorized Officer)

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